Exhibit 10.2
FOURTH SUPPLEMENTAL INDENTURE
          FOURTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of April 12, 2010, among SS&C Technologies, Inc., a Delaware corporation (the “Company”), Tradeware Global Corp., a Delaware corporation and wholly-owned subsidiary of the Company (“Tradeware”), and Wells Fargo Bank, National Association, as trustee under the indenture referred to below (the “Trustee”).
W I T N E S S E T H
          WHEREAS, the Company and certain of its subsidiaries have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of November 23, 2005, providing for the issuance of $205,000,000 aggregate principal amount of 11 3/4 % Senior Subordinated Notes due 2013 (the “Notes”), as supplemented by the First Supplemental Indenture, dated as of April 27, 2006 (the “First Supplemental Indenture”), the Second Supplemental Indenture, dated as of September 1, 2009 (the “Second Supplemental Indenture”), and the Third Supplemental Indenture, dated as of December 22, 2009 (the “Third Supplemental Indenture”);
          WHEREAS, the Indenture provides that under certain circumstances a Domestic Subsidiary acquired by the Company after the date of the Indenture will execute and deliver to the Trustee a supplemental indenture pursuant to which such Domestic Subsidiary will become a Guarantor and will unconditionally guarantee all of the Company’s obligations under the Notes and the Indenture on the terms and conditions set forth herein (“Note Guarantee”);
          WHEREAS, the Company acquired Tradeware on December 31, 2009;
          WHEREAS, the Company desires to amend and supplement the Indenture to add Tradeware as a Guarantor thereunder; and
          WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, Tradeware and the Trustee covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1. Capitalized Terms. Capitalized terms used herein without definition will have the meanings assigned to them in the Indenture.
2. Note Guarantee.
     (a) Tradeware, jointly and severally with all other Guarantors of the Notes, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, regardless of the validity and enforceability of the Indenture, the Notes or the obligations of the Company under the Indenture or the Notes, that:
(i)	the principal of, interest, premium and Liquidated Damages, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee thereunder or under the Indenture shall be promptly paid in full or performed, all in accordance with the terms thereof; and

(ii)	in the case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.
     (b) Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, Tradeware agrees that it will be jointly and severally obligated with the other Guarantors to pay the same immediately. Tradeware agrees that this is a guarantee of payment and not a guarantee of collection.
     (c) Tradeware hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.
     (d) Tradeware hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.
     (e) Tradeware also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 2.
     (f) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.
     (g) Tradeware agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Tradeware further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby and under the Indenture may be accelerated as provided in Article 6 of the Indenture for the purposes of the Note Guarantees, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby or under the Indenture, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of the Note Guarantees.
     (h) Tradeware shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantees.
     (i) This Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or Note Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
     (j) In case any provision of this Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired hereby.
     (k) Each payment to be made by Tradeware in respect of this Note Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.
3. Subordination of Note Guarantee.
     The obligations of Tradeware under this Note Guarantee pursuant to this Supplemental Indenture shall be junior and subordinated to the prior payment in full in cash or cash equivalents, or such payment duly provided for to the satisfaction of the holders of such Guarantor Senior Debt, of the Guarantor Senior Debt of Tradeware on the same basis as the Notes are junior and subordinated to Senior Debt of the Company. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by Tradeware only at such times as they may receive and/or retain payments in respect of the Notes pursuant to the Indenture, including Article 12 thereof, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and this Supplemental Indenture.

4. Limitation on Guarantor Liability.
     Tradeware, and by its acceptance of Notes, each Holder, hereby confirm that it is the intention of all such parties that this Note Guarantee not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to this Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and Tradeware hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 10 of the Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture or this Supplemental Indenture, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Each Guarantor that makes a payment under its Note Guarantee shall be entitled upon payment in full of all guaranteed obligations under the Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture or this Supplemental Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.
5. Execution and Delivery.
     (a) To evidence its Note Guarantee set forth in Section 2, Tradeware hereby agrees that a notation of such Note Guarantee substantially in the form of Exhibit D to the Indenture shall be endorsed by an officer of Tradeware on each Note authenticated and delivered by the Trustee after the date hereof and that this Supplemental Indenture shall be executed on behalf of Tradeware by its President or one of its Vice Presidents.
     (b) Tradeware hereby agrees that its Note Guarantee set forth in Section 2 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.
     (c) If an Officer whose signature is on this Supplemental Indenture no longer holds that office at the time the Trustee authenticates any Note, this Note Guarantee will be valid nevertheless.
     (d) The delivery of any Note by the Trustee, after the authentication thereof under the Indenture, shall constitute due delivery of the Note Guarantee set forth in this Supplemental Indenture on behalf of Tradeware.
6. Subrogation.
     Each Guarantor shall be subrogated to all rights of Holders of Notes against the Company in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 2 hereof,

Section 2 of the First Supplemental Indenture, Second 2 of the Second Supplemental Indenture, Section 2 of the Third Supplemental Indenture or Section 10.01 of the Indenture; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under the Indenture or the Notes shall have been paid in full.
7. Benefits Acknowledged.
     Tradeware acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.
8. Release of Note Guarantee.
     (a) A Note Guarantee by a Guarantor shall be automatically and unconditionally released and discharged, and no further action by such Guarantor, the Company or the Trustee is required for the release of such Guarantor’s Note Guarantee:
(i)	in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate Section 4.10 of the Indenture;

(ii)	in connection with any sale or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) Sunshine or a Restricted Subsidiary of Sunshine, if the sale or other disposition does not violate Section 5.01 of the Indenture;

(iii)	if the Company designates such Guarantor as an Unrestricted Subsidiary in accordance with Section 4.18 of the Indenture;

(iv)	if the Company exercises its legal defeasance option or covenant defeasance pursuant to Section 8.01 of the Indenture; or

(v)	if such Guarantor is released and discharged from all of its Indebtedness under the Credit Agreement and all of its guarantees of any Indebtedness outstanding under the Credit Agreement and all obligations under any of the Company’s other Indebtedness or any Indebtedness of the Guarantors;
such Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with in all material respects.

     (b) At the request and at the expense of the Company, the Trustee shall execute and deliver any instrument evidencing such release.
9. Guarantors May Consolidate, Etc. on Certain Terms.
     (a) Except as set forth in Section 10.07 of the Indenture, Section 8 of the First Supplemental Indenture, Section 8 of the Second Supplemental Indenture, Section 8 of the Third Supplemental Indenture or Section 8 of this Supplemental Indenture, no Guarantor may sell or otherwise dispose of all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless: (i) immediately after giving effect to such transaction, no Default or Event of Default exists and (ii) either (A) subject to Section 10.07 of the Indenture, Section 8 of the First Supplemental Indenture, Section 8 of the Second Supplemental Indenture, Section 8 of the Third Supplemental Indenture and Section 8 of this Supplemental Indenture, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Guarantor under the Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, this Supplemental Indenture, its Note Guarantee and the Registration Rights Agreement on the terms set forth herein or therein, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee; or (B) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation Section 4.10 thereof.
     (b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and this Supplemental Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named as a Guarantor under the Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture or this Supplemental Indenture. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under the Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and this Supplemental Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and this Supplemental Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.
     (c) Except as set forth in Articles 4 and 5 of the Indenture, and notwithstanding clauses (a)(ii)(A) or (B) above, nothing contained in the Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, this Supplemental Indenture or in any of the Notes will prevent any combination or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

10. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantor under the Notes, any Note Guarantees, the Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Securities and Exchange Commission that such a waiver is against public policy.
11. New York Law to Govern. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
12. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy will be an original, but all of them together represent the same agreement.
13. Effect of Headings. The Section headings herein are for convenience only and will not affect the construction hereof.
14. The Trustee. The Trustee will not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by Tradeware and the Company.
[Remainder of Page Intentionally Left Blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

SS&C TECHNOLOGIES, INC.
By:	/s/ Patrick J. Pedonti
	Name:	Patrick J. Pedonti
	Title:	Senior Vice President and Chief Financial Officer

Guarantor: TRADEWARE GLOBAL CORP.
By:	/s/ Patrick J. Pedonti
	Name:	Patrick J. Pedonti
	Title:	Vice President, Chief Financial Officer and Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION, As Trustee
By:	/s/ Martin Reed
	Name:	Martin Reed
	Title:	Vice President

[Signature Page to Fourth Supplemental Indenture]